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EXHIBIT 99.7

TODHUNTER INTERNATIONAL, INC.
NOMINEE HOLDER CERTIFICATION

        The undersigned, a bank, broker, trustee, depositary or other nominee of subscription rights (the "Rights") to subscribe for and purchase shares of Todhunter International, Inc.'s common stock, par value $0.01 per share ("Common Stock") pursuant to the rights offering (the "Rights Offering") described in Todhunter International, Inc.'s prospectus, dated [                        ], 2005 (the "Prospectus"), hereby certifies to Todhunter International, Inc. and to Continental Stock Transfer & Trust Company, as Subscription Agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Oversubscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and the corresponding Oversubscription Right (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Right has been exercised in full:

	Number of Shares Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Right	Number of Shares Subscribed for Pursuant To Oversubscription Right
1
2
3
4
5
6
7
8

Provide the following information, if applicable:
Depository Trust Company ("DTC") Participant Number

By
Name:
Title:
DTC Basic Subscription Confirmation
Number(s)

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TODHUNTER INTERNATIONAL, INC. NOMINEE HOLDER CERTIFICATION